Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is entered into as of the 21st day of March, 2006, by and between, Del Global Technologies Corp., a New York corporation (the “Company”) and Christopher N. Japp (“Employee”).

WHEREAS, on March 2, 2006, Employee tendered his voluntary resignation to the Company.

WHEREAS, this Agreement governs the terms of Employee’s separation from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.     Separation Date. Employee acknowledges that his last day of employment with the Company was March 2, 2006 (the “Separation Date”). The Employee understands and agrees that, as of the Separation Date, he is no longer authorized to incur any expenses, obligations, or liabilities on behalf of the Company and he has previously submitted for reimbursement any outstanding expenses incurred for which he seeks reimbursement. The Employee further understands and agrees that, as of the Separation Date, he is no longer authorized to conduct any business on behalf of the Company or to hold himself out as an employee, agent or representative of the Company. The Employee agrees to fully cooperate, to whatever extent necessary, in executing any documentation as may be necessary to facilitate a smooth transition of the Employee’s duties and responsibilities to other Company employees.

2.     Severance. As severance, the Company agrees to continue payment of Employee’s base salary and car allowance and continue Employee’s health-related benefits through May 31, 2006 (the “Severance Payment”). All payments shall be less applicable tax withholding obligations and payroll deductions. Employee acknowledges and agrees that the Severance Payment exceeds any amount that would otherwise be due to him as severance and unpaid salary, benefits, or other compensation, and that, as of the Separation Date, he is not due and will not otherwise be due any monies from the Company including any unpaid salary, benefits, or other compensation, except as otherwise provided for within this paragraph. After May 31, 2006, Employee shall have the option of electing continuing health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the costs of which shall be exclusively borne by the Employee. In addition, the Company agrees to reimburse Employee for (i) the relocation of certain personal effects from the apartment at 1130 S. Michigan, Chicago, Illinois to Woodbury, Minneapolis, in an amount not to exceed $1,000.00 (ii) any outstanding business expenses incurred by Employee related to Del Medical Imaging subject to Company policy on expense reimbursement and (iii) the fee for executive outplacement services at Right Management in Minneapolis not to exceed $3,500. In addition, the Company agrees to assume the lease of the apartment at 1130 Michigan, Chicago, Illinois commencing as of the date Employee vacates the apartment which date shall be no later than March 31, 2006. In the event of Employee’s death, any amounts owing and unpaid to Employee under this Agreement shall be paid to Employee’s estate. The Company will provide Employee with indemnification to the extent provided for in the Company’s By-laws and will provide directors and officers insurance coverage to the extent provided for in the Company’s Director & Officer Liability Insurance Policy.

3.     Release. In exchange for the consideration provided for in this Agreement, Employee irrevocably and unconditionally releases the Company, its predecessors, parents, subsidiaries, affiliates, and past, present and future officers, directors, agents, consultants, employees, representatives, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that the Employee or his predecessors, legal representatives, successors or assigns, ever had, now has, or hereinafter can, shall, or may have, against the Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“Claims”), arising out of or relating to Employee’s employment with the Company.

Such release includes, but is not limited to, the violation of any express or implied contract; any federal, state or local laws, restricting an employer’s right to terminate employees, or otherwise regulating employment; workers compensation, wage and hour, or other employee relations statutes, executive orders, ordinance, or regulations, including any rights or claims under Title VII of the Civil Rights Act of 1964, as amended the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the WARN Act, or any state or local laws covering the same subject matter; tort (including, without limitation, negligent conduct, invasion of privacy and defamation); any federal, state, or local laws providing recourse for retaliation, wrongful discharge, dismissal or other obligations arising out of public policy, physical or personal injury, fraud, negligent misrepresentations, and similar or related claims. The laws referred to in this section include statutes, regulations, other administrative guidance, and common law doctrines. Any and all claims and/or disputes arising out of or relating to any of the foregoing shall be, and are, finally compromised, released and settled.

Notwithstanding the foregoing, this release does not include Employee’s right to enforce the terms of this Agreement. Except to enforce this agreement, Employee agrees that he will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will he seek or in any way obtain or accept any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning his employment relationship with the Company with respect to all of the claims released herein arising from the beginning of the world up to and including the date of execution of this Agreement (whether known or unknown to his and including any continuing effects of any acts or practices prior to the date of execution of this Agreement).

If Employee should bring any action arising out of the subject matter covered by this Agreement, except to enforce this Agreement, he understands and recognizes that he will, at the option of the Company, be considered in breach of this Agreement and shall be required to immediately return any and all funds received pursuant to this Agreement. Furthermore, if the Company should prevail concerning any or all of the issues so presented, Employee shall pay to the Company all of their costs and expenses of defense, including attorney’s fees.

4.     Company Information and Property. No later than March 20, 2006, the Employee agrees to immediately return to the Company all Company property and information in his possession including, but not limited to, Company files, research reports, financial models, trading records, strategies, compilations, studies, manuals, memoranda, client lists or other client information, or other documents or records related to the Company’s business and operations, in any form in which they are maintained, and agrees that he will not retain any copies, duplicates, reproductions, or excerpts thereof in any form. Employee also agrees to immediately return any computer equipment, access codes, discs, software, building and office keys and access, and/or any other Company-owned items in his possession.

5.     Confidentiality. Employee agrees that he will not disclose, directly or indirectly, the underlying facts that led up to this Agreement or the terms, existence, or amount to be paid under this Agreement. Employee represents that he has not and will not, in any way, publicize the terms of this Agreement and agrees that its terms are confidential and will not be disclosed by his except that he may discuss the terms of this Agreement with his attorneys, financial advisors, accountants, and members of his immediate family, or as required by law. Employee understands and agrees that should he violate this provision of the Agreement, he will be responsible to the Company for liquidated damages in the amount of all funds payable pursuant to this Agreement and understands that such monetary relief shall not be a bar to the Company’s pursuit of injunctive relief. The Company agrees that it will not disclose, directly or indirectly, the underlying facts that led up to this Agreement or the terms, existence, or amount to be paid under this Agreement, except to the Company’s affiliates, attorneys, auditors, financial advisors, employees, directors, officers and other advisors and except as required by law or regulation including without limitation any rules or regulations of the Securities and Exchange Commission.

6.     Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. Any dispute regarding this Agreement or relating to the Employee’s employment with the Company shall be resolved in the Courts located in New York County.

7.     Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussion relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties.

8.     Assignment. Employee has not assigned or transferred any claim he is releasing, nor has he purported to do so. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Employee’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

9.     Binding Effect. This Agreement will be deemed binding and effective immediately upon its execution by the Employee; provided, however, that in accordance with the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), Employee’s waiver of ADEA claims under this Agreement is subject to the following: Employee may consider the terms of his waiver of claims under the ADEA for twenty-one (21) days before signing it and may consult legal counsel if Employee so desires. Employee may revoke his waiver of claims under the ADEA within seven (7) days of the day he executes this Agreement. Employee’s waiver of claims under the ADEA will not become effective until the eighth (8th) day following Employee’s signing of this Agreement. Employee may revoke his waiver of ADEA claims under this Agreement by delivering written notice of his revocation via facsimile before the end of the seventh (7th) day following Employee’s signing of this Agreement to: Del Global Technologies Corp., One Commerce Park, Valhalla, New York 10595, Attn: President. In the event that Employee revokes his waiver of ADEA claims under this Agreement prior to the eighth (8th) day after signing it, the remaining portions of this Agreement shall remain in full force in effect, provided that the obligation of the Company to provide the payments and benefits set forth in Paragraph 2 of this Agreement shall be null and void. Employee further understands that if Employee does not revoke the ADEA waiver in this Agreement within seven (7) days after signing this Agreement, his waiver of ADEA claims will be final, binding, enforceable, and irrevocable.

EMPLOYEE UNDERSTANDS THAT FOR ALL PURPOSES OTHER THAN HIS WAIVER OF CLAIMS UNDER THE ADEA, THIS AGREEMENT WILL BE FINAL, EFFECTIVE, BINDING, AND IRREVOCABLE IMMEDIATELY UPON ITS EXECUTION.

10.          Acknowledgement. Employee acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider it for at least twenty-one (21) days; (c) has been advised to consult and has had an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (d) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel, or has had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (f) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date set forth above.

DEL GLOBAL TECHNOLOGIES CORP.

By:   /s/ Walter F. Schneider

Walter F. Schneider, Chief Executive Officer

 /s/   Christopher N. Japp

Christopher N. Japp